UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2023

Frontdoor, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38617	82-3871179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3400 Players Club Parkway, Memphis, Tennessee	38103
(Address of principal executive offices)	(Zip Code)

(901) 701-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	FTDR	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 28, 2023, the Board of Directors (the “Board”) of Frontdoor, Inc. (the “Company”) unanimously elected Dr. Balakrishnan A. Ganesh as a director of the Company effective immediately. Dr. Ganesh is Partner at AKF Consulting, LLC (“AKF Partners”), which provides technology consulting, technical due diligence and interim technology leadership services. Dr. Ganesh will stand for election at the Company’s 2024 annual meeting of stockholders.

There were no arrangements or understandings pursuant to which Dr. Ganesh was elected as a director. From December 2022 through June 2023, Dr. Ganesh’s employer AKF Partners provided technology consulting services to the Company. The Company has paid an aggregate of $1.2 million to AKF Partners for services related to the evaluation, overall architecture and launch of a mobile application and the provision of interim technology executive services by Dr. Ganesh and his team. Dr. Ganesh is a salaried employee of AKF Partners and does not have an ownership interest in the firm. Dr. Ganesh’s compensation at AKF Partners since December 2022 has been comprised of (a) 50% fixed salary, and (b) 50% quarterly and annual bonuses based on both his performance and the firm’s overall financial results. The Board has affirmatively determined, under Nasdaq listing standards and the Company’s Corporate Governance Guidelines, that Dr. Ganesh is “independent.”

Dr. Ganesh will receive the Company’s standard compensation provided to all of the Company’s non-employee directors for service on the Board, which is currently $90,000 per annum, payable quarterly in cash, and $160,000 per annum, payable in shares of fully vested common stock of the Company, par value $0.01 per share (the “Shares”) issued under the Company’s 2018 Omnibus Incentive Plan, annually at the time of the annual meeting of stockholders unless the director has elected to defer the receipt of the Shares to a point in the future. The initial cash amount payable to Dr. Ganesh will be prorated with respect to fiscal year 2023 based on Dr. Ganesh’s time of service on the Board during 2023. The initial grant of Shares payable to Dr. Ganesh will be prorated from his time of service on the Board to the date of the first anniversary of the Company’s 2023 annual meeting of stockholders.

A press release announcing the election of Dr. Ganesh as a director, as described above, is attached as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release of Frontdoor, Inc., dated July 31, 2023

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 31, 2023	FRONTDOOR, INC.

	By:	/s/ Jeffrey A. Fiarman
	Name:	Jeffrey A. Fiarman
	Title:	Senior Vice President, General Counsel and Secretary